CERTIFICATION

(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

       Each of the undersigned hereby certifies in his capacity as an officer of Great Southern Bancorp, Inc. (the "Registrant") that the Annual Report of the Registrant on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Registrant as of the dates and for the periods presented in the financial statements included in such report.

Date: March 28, 2003	/s/ Joseph W. Turner Joseph W. Turner President and Chief Executive Officer

Date: March 28, 2003	/s/ Rex A. Copeland Rex A. Copeland Treasurer

       A signed original of this written statement required by Section 906 has been provided to Great Southern Bancorp, Inc. and will be retained by Great Southern Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.